UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2006

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Chief Executive Officer

On December 18, 2006, Hana Biosciences, Inc. (the “Company”) entered into a written employment agreement with John P. Iparraguirre, its Vice President, Chief Financial Officer. The employment agreement provides for a term ending November 1, 2008, an annual base salary payable to Mr. Iparraguirre in the amount of $175,000 (which may be subject to annual increases at the discretion of the Company’s board of directors) and an annual discretionary bonus in an amount up to 30 percent of the annual base salary.

In accordance with the terms of the agreement, in the event the Company terminates Mr. Iparraguirre’s employment prior to November 1, 2008 other than for “cause” (as defined in the agreement) or as a result of Mr. Iparraguirre’s death or disability, Mr. Iparraguirre is entitled to continue receiving his annual base salary plus health insurance benefits for a period of six months; however, the Company is entitled to offset such amount to the extent Mr. Iparraguirre earns income from subsequent employment. In the event Mr. Iparraguirre’s employment is terminated by the Company upon a “change of control,” Mr. Iparraguirre is entitled to receive his base salary plus health insurance benefits for a six month period. The Company’s obligation to pay any severance benefits to Mr. Iparraguirre upon the termination of his employment is subject to Mr. Iparraguirre’s release of all claims against the Company relating to his employment. A copy of the employment agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

On December 12, 2006, the Board of Directors of the Company also authorized a cash bonus to Mr. Iparraguirre in the amount of $60,000 relating to his 2006 performance.

Option Grants to Executive Officers

On December 12, 2006, pursuant to authorization of the Company’s Board of Directors, granted options to each of the Company’s executive officers to purchase the number of shares set forth across from such officer’s name below:

Name	Title	Shares
Mark J. Ahn	President & CEO	175,000
Gregory I. Berk	Sr. V.P & Chief Medical Officer	125,000
Fred L. Vitale	V.P. & Chief Business Officer	125,000
John P. Iparraguirre	V.P. & Chief Financial Officer	125,000

Each option has a term of 10 years, vests in three equal annual installments commencing December 12, 2007 and is exercisable at a price of $6.82 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
10.1	Employment Agreement dated December 18, 2006 between Hana Biosciences, Inc. and John P. Iparraguirre.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANA BIOSCIENCES, INC.

Date: December 18, 2006	By: /s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 18, 2006 between Hana Biosciences, Inc. and John P. Iparraguirre.